Exhibit 99.1

Aerie Announces $125 Million Convertible Notes

BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C. & NEWPORT BEACH, Calif., Sep 09, 2014 (BUSINESS WIRE) — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies, announced today that it has received a $125 million financing commitment from Deerfield Management Company L.P. (“Deerfield”), a current Aerie shareholder. The financing is expected to be funded before the end of September 2014, subject to customary closing conditions. Aerie intends to use the proceeds from this financing for the continued advancement of development activities for the Company’s clinical-stage product pipeline, general corporate purposes and strategic growth opportunities.

Under the terms of the financing, the notes will be secured and accrue interest at a rate of 1.75% per annum until maturity in September of 2021. The notes are convertible at a conversion price representing a 30% premium over the closing price of Aerie stock on September 8, 2014, resulting in a conversion price of $24.80 per share.

“We believe this level of financing at favorable terms will be significantly beneficial to Aerie. We now have adequate financial resources to complete all of our known clinical requirements for RhopressaTM and RoclatanTM, and to commercialize RhopressaTM later in 2017 if our trials are successful. This financing also provides us with flexibility for potential strategic product in-licenses or acquisitions as we continue to build Aerie into what we believe may become a major ophthalmic pharmaceutical company. We are deeply appreciative of Deerfield’s confidence in Aerie’s product candidates and growth prospects,” commented Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie.

MTS Health Partners acted as financial advisor to Aerie for the financing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies. The Company has commenced two Phase 3 registration trials in the United States for triple-action RhopressaTM, named “Rocket 1” and “Rocket 2,” where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol, and has now commenced a third Phase 3 safety trial, named “Rocket 3,” in Canada.

The Company also recently completed a Phase 2b clinical trial for quadruple-action RoclatanTM, which met the primary efficacy endpoint, demonstrating statistical superiority of RoclatanTM to each of its components. RoclatanTM is a fixed-dose combination of RhopressaTM with latanoprost, the market-leading PGA, and if approved has the potential to be the most efficacious IOP-lowering therapy.

About Deerfield

Deerfield is a leading investment management firm, committed to advancing healthcare through investment, information and philanthropy. For more information, please visit www.deerfield.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; and our ability to protect our proprietary technology and enforce our intellectual property rights. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact

Aerie Pharmaceuticals

Richard Rubino, 908-470-4320

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Angeli Kolhatkar, 212-213-0006

akolhatkar@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.